UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 28, 2012

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 West Main Street	48846
Ionia, Michigan	(Zip Code)
(Address of principal executive office)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2012, the Board of Directors of Independent Bank Corporation (the "Company") authorized the grant of restricted stock units ("RSU's"), under the terms of the Company's Long-Term Incentive Plan, to certain of the Company's named executive officers (the "NEO's").

The grants are intended to reflect, and compensate for the fact that, none of the NEO's is eligible to receive incentive-based compensation or participate in the Company's annual incentive plan.  The grants are also intended to promote the retention of the services of each NEO.  Consistent with the later objective, none of the RSU's vest until the third anniversary of the grant date and until the Company repays, in full, its obligations under the Troubled Asset Relief Program ("TARP").  The grants were awarded in accordance with the standards set forth in the Interim Final Rule of the US Department of Treasury in connection with TARP.  The grants were as follows:

Name of Executive Officer	Number of RSU's

William B. Kessel, President	60,431
Robert N. Shuster, EVP and CFO	33,093
David C. Reglin, EVP-Retail Banking	32,517
Stefanie M. Kimball, EVP and Chief Risk Officer	32,517
Mark L. Collins, EVP and General Counsel	33,093

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: August 31, 2012	/s/ Robert N. Shuster
By: Robert N. Shuster
Its: Executive Vice President and Chief Financial Officer